EXHIBIT 99.2

Salona Global Finalizes Name Change to Evome Medical Technologies to Reflect Turn Around and
New Innovation Focus; Restructures Board of Directors

New York, New York, January 18, 2024 - Salona Global Medical Device Corporation (the "Company") (TSXV:SGMD), is pleased to announce its corporate name change to Evome Medical Technologies Inc. on January 22, 2024, and trading of the Company's common shares on the TSX Venture Exchange will commence under the ticker symbol "EVMT" on January 22, 2024. The name change reflects the Company's commitment as a high-tech physical therapy medical device company. Appointed in June 2023, Mr. Seckler has successfully implemented strategic imperatives that have resulted in the establishment of the new Evome Medical Technologies Inc.:

  18.5% revenue growth for the quarter ending September 30, 2023 (compared to the previous quarter), management expects revenue growth to continue into 2024.
  29% gross profit growth for the quarter ending September 30, 2023 (compared to the previous quarter), management expects gross profit growth to continue into 2024.
  Generated positive Adjusted EBITDA (defined below) of $749,425 for the quarter ending September 30, 2023, management expects positive Adjusted EBITDA growth to continue into 2024.
  Announced plans to launch two new Biodex products, the SpaceTek Knee™ (November 17, 2023) and the Biodex Reactive Step Trainer (December 18, 2023), into the private physical therapy market that has ten times the amount of customers than the institutional market current Biodex products are marketed to.1
  Reduced Biodex acquisition debt by US$428,237 in the third quarter and extended the balance of the debt until July 2025 pursuant to the previously announced forbearance agreement.
  Restructured the management team and Board of Directors with a focus on innovation focused managers and board members with the most recent change coming from Leslie Cross retiring from the Board of Directors.
  Refocused the capital markets communication with new investor presentation (www.evomemedical.com/investors) in advance of attending the CEM AlphaNorth Capital Event in Nassau, Bahamas from January 19-21, 2024.

Mr. Seckler expressed, "Now that we generated revenue growth and Adjusted EBITDA, we are prioritizing the creation of new products and strengthening our ability to innovate in the rapidly expanding physical rehabilitation and recovery market." In closing, Mr. Seckler stated, "Our focus is on product innovation, and we are structuring Evome to be in a position for continuous growth. The recent changes, such as reducing debt, adding new distribution agreements, and the restructuring of the board, solidify our commitment to sustained success."

For more information please contact:

Mike Seckler

Chief Executive Officer

1 https://www.ibisworld.com/industry-statistics/number-of-businesses/physical-therapy-rehabilitation-centers-united-states/#:~:text=Questions%20Clients%20Ask%20About%20This%20Industry&text=There%20are%2048%2C698%20Physical%20Therapy,increase%20of%203.6%25%20from%202021 and https://www.ehealthinsurance.com/resources/individual-and-family/how-many-hospitals-are-there-in-the-u-s

Tel: 1 (800) 760-6826

Email: Info@Salonaglobal.com

Non-GAAP Measures

This press release refers to "Adjusted EBITDA" which is a non-GAAP and non-IFRS financial measure that does not have a standardized meaning prescribed by GAAP or IFRS. The Company's presentation of this financial measure may not be comparable to similarly titled measures used by other companies. This non-GAAP financial measure assists the Company's management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete acquisition plans that are fundamentally different from the ongoing operating plans of the Company. The Company's management also believes that presenting this measure allows investors to view the Company's performance using the same measures that the Company uses in evaluating its financial and business performance and trends.

"Adjusted EBITDA" is defined as net loss excluding interest expense, provision for income taxes, depreciation of property and equipment, amortization of right-of-use asset, amortization of intangible asset, foreign exchange (loss) gain, other income, provision for impairment, change in fair value of contingent consideration, transaction costs, and stock-based compensation.

The following table provides reconciliation between net income (loss) and Adjusted EBITDA:

	For the three months ended		For the nine months ended
	September 30	September 30	September 30	September 30
	2023	2022	2023	2022

Net Loss	$2,988,468	$(9,801,081)	$209,881	$(14,045,048)

Interest Expense	641,466	196,788	1,373,998	432,005

Provision for income taxes	9,561	(69,033)	48,105	(214,750)

Depreciation of property and equipment	273,092	172,654	722,422	313,594

Amortization of right-of-use asset	518,873	133,991	1,441,014	304,027

Amortization of intangible asset	392,615	254,706	1,093,714	718,716

Foreign exchange (loss) gain	80	62,971	(4,438)	66,904

Other income	(1,185,110)	(1,252)	(2,000,671)	(1,300)

Provision for impairment	-	-	-	5,527,913

Change in fair value of earnout consideration	-	-	(1,165,697)	2,451,600

Change in fair value of contingent consideration	(3,542,325)	8,053,337	(3,269,230)	2,659,329

Transaction costs	72,839	838,957	607,151	2,407,366

Severance Expenses	315,569	-	544,318	-

Stock based compensation	264,637	378,683	1,001,733	1,306,341

Adjusted EBITDA	$749,765	$220,721	$602,300	$1,926,697

Additional Information

Unless otherwise specified, all dollar amounts in this press release are expressed in Canadian dollars.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Certain statements contained in this press release constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These statements can be identified by the use of forward-looking terminology such as "expects" "believes", "estimates", "may", "would", "could", "should", "potential", "will", "seek", "intend", "plan", and "anticipate", and similar expressions as they relate to the Company, including: management expecting revenue growth to continue into 2024; the Company launching new products in 2024; and the Company being in a position for continuous growth. All statements other than statements of historical fact may be forward-looking information. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions, including: increased demand for the Company's products, including at increased prices; the Company expecting the execution of additional distribution agreements; the Company expecting continued improvement with its product mix by increasing its ratio of sales of high-margin products compared to its lower margin contract manufacturing sales; and the Company expecting minimal increase to its operating, direct and variable costs during 2024. The Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include but are not limited to the general business and economic conditions in the regions in which the Company operates; the ability of the Company to execute on key priorities, including the successful completion of acquisitions, business retention, and strategic plans and to attract, develop and retain key executives; difficulty integrating newly acquired businesses; ongoing or new disruptions in the supply chain, the extent and scope of such supply chain disruptions, and the timing or extent of the resolution or improvement of such disruptions; the ability to implement business strategies and pursue business opportunities; disruptions in or attacks (including cyber-attacks) on the Company's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which  the Company is exposed; the failure of third parties to comply with their obligations to  the Company or its affiliates; the impact of new and changes to, or application of, current laws and regulations; granting of permits and licenses in a highly regulated business; the overall difficult litigation environment, including in the United States; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; the availability of funds and resources to pursue operations; critical accounting estimates and changes to accounting standards, policies, and methods used by the Company; the occurrence of natural and unnatural catastrophic events and claims resulting from such events; as well as those risk factors discussed or referred to in the Company's disclosure documents filed with United States Securities and Exchange Commission and available at www.sec.gov, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedarplus.ca. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking information is expressly qualified in its entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking information. The forward-looking information included in this press release is made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.